Exhibit 99.2
DRESSER-RAND GROUP, INC.
PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, in U.S. Dollars)
On March 3, 2011, Dresser-Rand Group Inc. (“Dresser-Rand”) and Grupo Guascor, S. L. (“Guascor”) entered into a Share Purchase Agreement (the “SPA”) pursuant to which Dresser-Rand would acquire all of the issued and outstanding capital stock of Guascor. On May 4, 2011, the acquisition of Guascor capital stock by Dresser-Rand pursuant to the SPA was consummated, at which time Guascor became a wholly-owned subsidiary of Dresser-Rand (the “Acquisition”). The Acquisition excluded the assets and liabilities of Guascor Fotón AGF, S.L. and Guascor Fotón, S.L. (together, “Fotón”), which were sold by Guascor on May 4, 2011 pursuant to the SPA. Fotón, under a limited license, develops and manufactures photovoltaic cells and systems utilizing high concentration photovoltaics with technology developed by a third party, in which Fotón has a less than 10% equity stake. The Unaudited Pro Forma Combined Financial Statements have been adjusted to exclude Fotón. The Acquisition was approved by the shareholders of Guascor, and a variety of required regulatory approvals, licenses and clearances were received.
Pursuant to the SPA, Dresser-Rand paid approximately $304.9 million in cash and delivered 5,033,172 shares of Dresser-Rand common stock at closing. In March 2011, Dresser-Rand entered into two accelerated stock buyback programs to acquire, at a minimum, an equivalent number of shares that would be issued to execute the Acquisition. Dresser-Rand used borrowings under its Senior Secured Credit Facility and cash on hand to fund the purchase of these shares, to fund the cash portion of the purchase price and to repay certain Guascor debt. The Unaudited Pro Forma Combined Statements of Income for the fiscal year ended December 31, 2010 and for the three months ended March 31, 2011 (a) present the interest expense related to net incremental borrowings, including borrowings necessary to acquire 5,033,172 shares of Dresser-Rand common stock under the accelerated stock buyback programs, (b) present the issuance of shares of Dresser-Rand common stock associated with the Acquisition and (c) present the repurchase of shares under accelerated stock buyback programs as if these transactions had occurred on January 1, 2010. The total purchase price of the Acquisition is approximately $548.4 million.
The Unaudited Pro Forma Combined Balance Sheet as of March 31, 2011 and the Unaudited Pro Forma Combined Statements of Income for the three months ended March 31, 2011 and the year ended December 31, 2010 combine the historical Dresser-Rand and Guascor balance sheets and statements of income as if the Acquisition and Guascor’s sale of Fotón, had been completed on March 31, 2011, for purposes of the presentation of the Unaudited Pro Forma Combined Balance Sheet and on January 1, 2010, for purposes of the presentation of the Unaudited Pro Forma Combined Statements of Income.
The historical consolidated financial information has been adjusted in the Unaudited Pro Forma Combined Statements of Income to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Combined Financial Statements should be read together with the audited financial statements of Dresser-Rand included in Dresser-Rand’s Annual Report on Form 10-K for the year ended December 31, 2010, including the notes thereto, Dresser-Rand’s subsequent filings with the Securities and Exchange Commission, and the historical audited financial statements of Guascor included in Exhibit 99.1 of this Current Report on Form 8-K/A.
The Unaudited Pro Forma Combined Financial Statements have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“GAAP”), which are subject to change and interpretation. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing Unaudited Pro Forma Combined Financial Statements, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these Unaudited Pro Forma Combined Financial Statements and the final acquisition accounting may occur, and these differences could be material.
The Unaudited Pro Forma Combined Statements of Income do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve, nor do they reflect any costs to integrate the operations of Dresser-Rand and Guascor, or any costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The Unaudited Pro Forma Combined Financial Statements as of and for the three months ended March 31, 2011, and year ended December 31, 2010, do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Guascor had occurred on the dates indicated in these Unaudited Pro Forma Combined Financial Statements nor does this information purport to project the results or financial position for any future periods.
Dresser-Rand Group Inc.
Unaudited Pro Forma Combined Balance Sheet
March 31, 2011
($ in millions)

				Pro Forma		Pro Forma
	Dresser-Rand	Guascor	Fotón	Adjustments		Combined
			(b)
Assets
Current assets
Cash and cash equivalents	$294.9	$68.2	$0.2	$(112.2	)(c)	$250.7
Accounts receivable, less allowance for losses	278.6	100.5	0.8	—		378.3
Inventories, net	309.5	61.0	0.3	6.9	(d)	377.1
Prepaid expenses and other	66.8	8.5	—	—		75.3
Deferred income taxes, net	31.8	52.8	—	—		84.6

Total current assets	981.6	291.0	1.3	(105.3)		1,166.0
Property, plant and equipment, net	277.8	168.8	9.9	36.2	(e)	472.9
Goodwill	504.7	6.2	—	292.8	(f)	803.7
Intangible assets, net	423.1	10.1	8.6	139.8	(g)	564.4
Other assets	41.5	9.2	0.1	—		50.6

Total assets	$2,228.7	$485.3	$19.9	$363.5		$3,057.6

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accruals	$371.2	$121.9	$2.7	$—		$490.4
Customer advance payments	302.5	19.0	—	—		321.5
Accrued income taxes payable	21.8	0.8	—	—		22.6
Current portion of long-term debt	78.7	65.6	1.2	—		143.1

Total current liabilities	774.2	207.3	3.9	—		977.6

Deferred income taxes, net	23.1	5.1	1.9	7.3	(h)	33.6
Postemployment and other employee benefit liabilities	89.7	—	—	—		89.7
Long-term debt	535.0	185.5	16.2	194.9	(i)	899.2
Other noncurrent liabilities	44.3	16.8	4.9	—		56.2

Total liabilities	1,466.3	414.7	26.9	202.2		2,056.3

Commitments and contingencies
Stockholders’ equity
Common stock	0.8	33.1	—	(33.1	)(j)	0.8
Additional paid-in capital	—	46.3	—	197.2	(j)	243.5
Retained earnings (deficit)	777.6	(4.2)	(7.0)	(2.8	)(j)	777.6
Accumulated other comprehensive loss	(14.0)	—	—	—		(14.0)

Company stockholders’ equity	764.4	75.2	(7.0)	161.3		1,007.9
Noncontrolling interest	(2.0)	(4.6)	—	—		(6.6)

Total stockholders’ equity	762.4	70.6	(7.0)	161.3		1,001.3

Total liabilities and stockholders’ equity	$2,228.7	$485.3	$19.9	$363.5		$3,057.6

Dresser-Rand Group Inc.
Unaudited Pro Forma Combined Statement of Income
Three Months Ended March 31, 2011
($ in millions, except per share amounts)

					Pro Forma		Pro Forma
	Dresser-Rand	Guascor		Fotón	Adjustments		Combined
				(b)

Net sales of products	$253.4	$32.3		$—	$—		$285.7
Net sales of services	100.8	62.9		—	—		163.7

Total revenues	354.2	95.2		—	—		449.4

Cost of products sold	178.2	24.6		1.0	0.9	(k), (l)	202.7
Cost of services sold	75.4	43.1		—	0.7	(k), (l)	119.2

Total cost of sales	253.6	67.7		1.0	1.6		321.9

Gross profit (loss)	100.6	27.5		(1.0)	(1.6)		127.5
Selling and administrative expenses	77.0	21.8		1.3	(4.8	)(l), (n)	92.7
Research and development expenses	4.4	2.4		0.5	—		6.3

Income (loss) from operations	19.2	3.3		(2.8)	3.2		28.5

Interest expense, net	(15.0)	(3.7)		(0.4)	(2.3	)(m)	(20.6)
Early redemption premium on debt	(8.2)	—		—	—		(8.2)
Other income, net	3.6	3.5		0.4	—		6.7

(Loss) income before income taxes	(0.4)	3.1		(2.8)	0.9		6.4
Income tax provision	1.2	1.6		—	0.5	(o)	3.3

Net (loss) income	(1.6)	1.5		(2.8)	0.4		3.1
Net loss (income) attributable to noncontrolling interest	2.0	(0.6)		—	—		1.4

Net income (loss) attributable to company	$0.4	$0.9		$(2.8)	$0.4		$4.5

Net income per share
Basic	$0.01						$0.06

Diluted	$0.00						$0.06

Weighted average shares outstanding — (in thousands)
Basic	79,451	777	(p)				80,228

Diluted	80,249	777	(p)				81,026

Dresser-Rand Group Inc.
Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 2010
($ in millions, except per share amounts)

					Pro Forma		Pro Forma
	Dresser-Rand	Guascor		Fotón	Adjustments		Combined
		(a)		(b)
Net sales of products	$1,483.5	$174.0		$1.8	$—		$1,655.7
Net sales of services	470.1	240.2		—	—		710.3

Total revenues	1,953.6	414.2		1.8	—		2,366.0

Cost of products sold	1,029.7	134.5		2.1	3.0	(k), (l)	1,165.1
Cost of services sold	337.0	164.8		—	2.5	(k), (l)	504.3

Total cost of sales	1,366.7	299.3		2.1	5.5		1,669.4

Gross profit (loss)	586.9	114.9		(0.3)	(5.5)		696.6
Selling and administrative expenses	300.5	70.2		5.4	(3.1	)(k), (l), (n)	362.2
Research and development expenses	23.9	11.3		2.1	—		33.1

Income (loss) from operations	262.5	33.4		(7.8)	(2.4)		301.3

Interest expense, net	(33.0)	(18.8)		(1.4)	(9.6	)(m)	(60.0)
Other (expense) income, net	(13.8)	4.5		1.5	—		(10.8)

Income (loss) before income taxes	215.7	19.1		(7.7)	(12.0)		230.5
Income tax provison (benefit)	69.0	7.3		(2.3)	(3.8	)(o)	74.8

Net income (loss)	146.7	11.8		(5.4)	(8.2)		155.7
Net income attributable to noncontrolling interest	—	(1.4)		—	—		(1.4)

Net income (loss) attributable to company	$146.7	$10.4		$(5.4)	$(8.2)		$154.3

Net income per share:
Basic	$1.81						$1.90

Diluted	$1.80						$1.89

Weighted average shares outstanding — (In thousands):
Basic	80,998	—	(p)				80,998

Diluted	81,545	—	(p)				81,545

DRESSER-RAND GROUP INC.
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
1. BASIS OF PRO FORMA PRESENTATION
The Unaudited Pro Forma Combined Statements of Income were prepared in accordance with GAAP, using the acquisition method of accounting, and were based on the historical financial statements of Dresser-Rand and Guascor. The acquisition method of accounting under GAAP generally requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the consideration transferred is measured at the closing date of the acquisition at the then-current market price. Certain reclassifications have been made to Guascor’s historical financial statements to conform with Dresser-Rand’s presentation.
Fair value is defined under GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
Accordingly, the assets acquired and liabilities assumed were recorded as of the completion of the Acquisition, primarily at their respective fair values and added to those of Dresser-Rand. Financial statements and reported results of operations of Dresser-Rand issued after completion of the Acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Guascor. Acquisition-related transaction costs (i.e., advisory, legal, regulatory and other professional fees) impacting the acquired company are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, regulatory and other professional costs incurred by Dresser-Rand related to the Acquisition during the year ended December 31, 2010, and the three months ended March 31, 2011, were approximately $4.1 million and $5.1 million, respectively.
The preparation of these Unaudited Pro Forma Combined Financial Statements requires management to make estimates and judgments that may affect the reported amounts of assets, liabilities, and revenues and expenses. On an on-going basis, management evaluates its estimates. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

1. PRELIMINARY ESTIMATED PURCHASE PRICE ALLOCATION
The purchase price for Guascor was allocated to the net tangible and intangible assets acquired and liabilities assumed based on their preliminary fair value estimates as of May 4, 2011. The excess of the purchase price over the fair values of the assets acquired and liabilities assumed was recorded as goodwill. Our estimates and assumptions are subject to change within the measurement period (up to one year from the acquisition date). The following table provides the preliminary estimates for allocation of the purchase price as of the acquisition date. This allocation was based on the significant use of estimates and on information that was available to management at the time these Unaudited Pro Forma Combined Financial Statements were prepared.

Cash paid	$304.9
Dresser-Rand common stock	243.5

Total purchase price	548.4

Assets
Cash and cash equivalents	$57.9
Accounts receivable	98.7
Inventories	72.0
Prepaid expenses and other	4.2
Property, plant and equipment (1)	205.1
Goodwill (3)	331.5
Intangible assets (2)	148.5
Deferred income taxes, net (4)	58.2
Other assets	21.8

Total assets	997.9

Liabilities
Accounts payable and accruals	137.1
Customer advance payments	8.7
Accrued income taxes payable	2.5
Current portion of long-term debt	59.4
Long-term debt	191.4
Other noncurrent liabilities	50.4

Total liabilities	449.5

Net assets acquired	$548.4

(1)	The fair value of Guascor’s property, plant and equipment was estimated to be $29.6 million higher than its historical book value. Accordingly, a step-up adjustment was recorded to present the property, plant and equipment acquired at its estimated fair value. The preliminary weighted average useful life used to calculate depreciation on the acquired property, plant and equipment was 9.2 years using the straight line method of depreciation.

(2)	We identified other intangible assets associated with the Guascor business, including backlog, customer relationships, power purchase agreements, power contracts, in-process research and development, trade name, software and non-compete agreements. The amortization of the intangible assets is calculated on a straight-line basis, which estimates the consumption of economic benefits. The following table summarizes the intangible assets recognized at the acquisition date, the monthly amortization expense as well as their estimated useful lives (in millions):

	Estimated Fair	Monthly	Estimated
	Value	Amortization	Useful Life

Backlog	$7.8	2.0	0.3 years
Customer relationships	69.5	0.4	15.0 years
Power contracts	7.6	0.2	4.0 years
Power purchase agreements	17.9	0.1	14.0 years
Trade name	25.9	0.1	40.0 years
Non-compete agreements	4.4	0.1	3.0 years
Software	1.3	0.0	3.0 years
In-process research and development	14.1	—	(i)

Total identifiable intangible assets	$148.5	$2.9

(i)	In-process research and development will be amortized over 10 years beginning at the time revenues are generated.

(3)	Goodwill of $331.5 million arising from this acquisition consists largely of the expected synergies from combining the operations of Dresser-Rand and Guascor. We expect a portion of the goodwill to be deductible for income tax purposes, but this amount cannot currently be estimated because we have not yet completed the process of allocating the goodwill to our legal entities or reporting units.

(4)	An adjustment of $7.3 million was recorded to deferred tax liabilities from the differences in the financial and tax basis of assets and liabilities.
3. PRO FORMA ADJUSTMENTS
The following pro forma adjustments are included in the Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Statements of Income:
(a)	Guascor’s financial statements presented in Exhibit 99.1 for the year ended December 31, 2010, were prepared in accordance with accounting principles generally accepted in Spain. The following table reconciles the net income of Guascor as presented in Exhibit 99.1 with net income in accordance with GAAP and Dresser-Rand policies as presented in the Unaudited Combined Pro Forma Financial Statements (in millions):

Net income under Spanish generally accepted accounting principles	€13.1
Adjustments to convert to GAAP/Dresser-Rand policies:
Expense research and development and remove R&D amortization	(2.1)
Recognition of government grants	(3.3)
Other	0.1

Financial statements adjusted to GAAP in euro	€7.8
Average annual exchange rate	1.3278

GAAP net income	$10.4

(b)	The financial statements of Guascor include the financial results and financial position of Fotón, which was not acquired by Dresser-Rand in the Acquisition.

(c)	Adjustments to cash and cash equivalents (in millions):

To reflect the cash consideration	$(304.9)
To reflect the receipt of cash for term loan borrowings under the Dresser-Rand senior credit facility	237.9
To reflect the repayment of certain Guascor debt	(45.2)

Total cash adjustments	$(112.2)

(d)	Adjustment to record Guascor’s inventories at fair value.
(e)	Adjustments to property, plant and equipment to record the allocation of the purchase price at fair value.

(f)	Adjustments to goodwill to record the allocation of the purchase price.

(g)	Adjustment to intangible assets to record the allocation of the purchase price at fair value.
(h)	Certain acquired entities of Guascor are in tax jurisdictions that will not recognize fair market value adjustments associated with the Acquisition for income tax purposes as a result of a tax planning strategy. Accordingly, deferred income taxes have been provided on such fair market value adjustments in the opening balance sheet. If the tax planning strategy is not implemented, deferred income taxes and goodwill in this Unaudited Pro Forma Combined Balance Sheet could change materially.

(i)	Adjustments to long term debt (in millions):

To reflect term loan borrowings under the Dresser-Rand senior credit facility	$237.9
To reflect the repayment of certain Guascor debt	(45.2)
Adjust Guascor debt to fair value	2.2

Total debt adjustments	$194.9

(j)	Adjustments to reflect the issuance of 5,033,172 shares of Dresser-Rand common stock to the sellers of Guascor at $48.37 per share and the elimination of Guascor’s common stock, additional paid in capital and retained earnings.

(k)	Adjustments for the year ended December 31, 2010, and the three months ended March 31, 2011, to record the net incremental depreciation expense based on the assigned fair value of Guascor’s property, plant and equipment to conform to Dresser-Rand’s fixed asset policies associated with useful lives. Adjustments to depreciation are reflected as follows (in millions):

	Year Ended	Three Months
	December 31,	Ended March 31,
	2010	2011

Incremental depreciation expense recorded in:
Cost of products sold	$0.3	$0.1
Cost of services sold	0.9	0.2
Selling and administrative expenses	0.1	—

Total incremental depreciation expense	$1.3	$0.3

(l)	Adjustments for the year ended December 31, 2010, and the three months ended March 31, 2011, to record the estimated incremental amortization expense on identifiable intangible assets over their respective useful lives. The amortization of the intangible assets is calculated on a straight-line basis, which estimates the consumption of economic benefits. Adjustments to amortization are reflected as follows (in millions):

	Year Ended	Three Months
	December 31,	Ended March 31,
	2010	2011

Incremental amortization expense recorded in:
Cost of products sold	$2.7	$0.8
Cost of services sold	1.6	0.5
Selling and administrative expenses	0.9	0.3

Total incremental amortization expense	$5.2	$1.6

(m)	Adjustments to interest expense as follows:

	Year Ended	Three Months
	December 31,	Ended March 31,
	2010	2011

Interest incurred on term loan borrowings under the Dresser-Rand senior credit facility at 3.595%	$11.4	$2.8
Reduction of interest expense associated with the repayment of certain Guascor debt at 6.149%	(2.6)	(0.7)
Reduction of interest income associated with the use of cash on hand at 0.25%	0.8	0.2

	$9.6	$2.3

A change in interest rates by 1/8 of 1 percent would change pro forma interest expense by approximately $1.1 million and $0.3 million, for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.
(n)	Adjustment to eliminate nonrecurring acquisition-related transaction costs of $4.1 million and $5.1 million, which were incurred during the year ended December 31, 2010 and the three months ended March 31, 2011, respectively. Nonrecurring charges related to the Acquisition that do not have a continuing impact on operations are excluded from the Unaudited Pro Forma Combined Statements of Income.

(o)	Adjustments to deferred income taxes for the year ended December 31, 2010, and the three months ended March 31, 2011, related to the tax effect of the above pro forma adjustments to depreciation and amortization, interest expense and selling and administrative expenses.
(p)	Adjustments for the effect on the weighted number of shares outstanding of 5,033,172 shares of Dresser-Rand common stock acquired under the accelerated stock buyback programs in March 2011 for the issuance of 5,033,172 shares of Dresser-Rand common stock to the sellers of Guascor in May 2011. The purchase price per share under the programs will ultimately be the volume-weighted average trading prices of shares of common stock during a valuation period, minus a fixed discount. At settlement, Dresser-Rand may be either (1) entitled to receive additional shares of Dresser-Rand common stock or (2) required to issue additional shares of Dresser-Rand common stock, depending on the difference between the volume-weighted average share price less a discount and the initial price paid.
4. FORWARD-LOOKING STATEMENTS
The foregoing unaudited pro forma combined financial information includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this unaudited pro forma combined financial information, the words “anticipates”, “believes”, “expects”, “intends”, “appears”, “outlook”, and similar expressions identify such forward-looking statements. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following:
•	economic or industry downturns;
•	volatility and disruption of the credit markets;
•	our inability to implement our business strategy to increase our aftermarket parts and services revenue;
•	our inability to generate cash and access capital on reasonable terms;
•	competition in our markets;
•	the variability of bookings due to volatile market conditions, client subjectivity in placing orders, and timing of large orders;
•	failure to integrate our acquisitions, or achieve the expected benefits from any future acquisitions;
•	economic, political, currency and other risks associated with our international sales and operations;
•	fluctuations in currency values and exchange rates;
•	loss of our senior management or other key personnel;
•	environmental compliance costs and liabilities and response to concerns regarding climate change;
•	failure to maintain safety performance acceptable to our clients;
•	failure to negotiate new collective bargaining agreements;

•	unexpected product claims or regulations;
•	infringement of our intellectual property rights or our infringement of others’ intellectual property rights;
•	potential for material weaknesses in our internal controls;
•	difficulty in implementing an information management system;
•	our brand name may be confused with others;
•	our pension expenses and funding requirements; and
•	other factors described in this pro forma combined financial information and as set forth in Dresser-Rand’s Annual Report on Form 10-K for the year ended December 31, 2010 and Dresser-Rand’s subsequent filings with the Securities and Exchange Commission.